Grey Cloak Tech Inc. Completes Acquisition of BergaMet NA, LLC

Las Vegas, NV (February 7, 2019)- via New Media Wire -Grey Cloak Tech Inc (OTC: GRCK) is pleased to announce the completion of its acquisition of BergaMet NA, LLC. BergaMet is now a wholly-owned subsidiary of Grey Cloak Tech Inc.

BergaMet imports, manufactures and distributes a proprietary line of products derived from the rare citrus fruit called “Bergamot”. Bergamot, native to Southern Italy, is considered by many to be a “superfruit” because of the unusual composition of the various antioxidant polyphenols. Bergamot supports and promotes cholesterol, cardiovascular, and metabolic health. It’s a naturally sourced organic supplement with no known side effects. BergaMet extract is the highest quality and concentration available of bergamont anywhere in the world.

BergaMet’s products can be found at www.bergametna.com, on Amazon, and other online retailers.

As part of the acquisition, Sanjeev Javia, was appointed to the positions of President, Chief Executive Officer, and has joined the Grey Cloak Board of Directors. Mr. Javia holds an MBA from Thunderbird School of Global Management and a Bio Psychology degree from the University of Michigan. He also has 17 years of experience formulating nutrition products and has developed entire lines of supplement products, with focus on health and sports performance. His specialty and research emphasis is on nutrition and exercise interventions in diabetes/obesity, auto-immune diseases, neurological issues, and post-chemotherapy recovery. His client list includes some of the world’s top athletes, including SuperBowl MVPs, Stanley Cup Champions, World Series Hall of Famers, and Olympic Medalists. Sanjeev is the founder/CEO of Javia Wellness Group and both a board member and partner in various health-related organizations, such as Youngevity, SpeedFlex Training Systems, Like A Pro Inc, SuperFlex Fitness, DermSpectra Imaging, and Splash Beverage Group.

Mr. Javia states “I am honored to have the opportunity to head up the Grey Cloak/BergaMet team. We have the opportunity to change the way people treat a number of cardiovascular ailments naturally. The possibilities to expand distribution in the nutritional industry with this unique product are endless. The Company now has the flexibility to enter many other distribution segments of the health industry with BergaMet.”

Prior to the acquisition the Company entered into a Note Satisfaction Agreement with all the holders of our convertible debt, these Note Satisfaction Agreements terminate their convertible notes. Various other holders of Promissory Notes agreed to convert their notes into common stock prior to the closing. As a result, no promissory notes, convertible or otherwise, are currently outstanding, except for convertible notes subject to revival if we fail to make payments pursuant to the Note Satisfaction Agreements. Also prior to the acquisition all of the holders of our Series A Convertible Preferred Stock entered into a Preferred Stock Conversion Agreement, converting their shares of preferred stock into common stock, effective as of the closing. As a result, no shares of our Series A Convertible Preferred Stock are outstanding.

About Grey Cloak Tech, Inc.

The Company, through its subsidiaries, is engaged in the sale and distribution of full spectrum hemp oil, and the full line of Bergamet products.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include our expectations and those statements that use forward-looking words such as “projected,” “expect,” “possibility,” and “anticipate.” The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors set forth in the Company's Annual Report on Form 10-K filed with the SEC on April 17, 2017 and future periodic reports filed with the SEC. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements, and assumptions made in this news release constitute forward-looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this news release.

For more information, visit http://www.greycloaktech.com